EXHIBIT 7.3

                  Plan of Reorganization and Exchange Agreement


         This Plan of Reorganization and Exchange Agreement (the "Agreement") is made and entered into as of the 1st day of July 1999 by and between Commercial Labor Management, Inc., a Nevada corporation ("CLMI"), Zeros & Ones, Inc., a Delaware corporation ("ZOI"), Robert Holtz, an individual ("Holtz"), Bernie Butler-Smith, an individual ("Butler-Smith"), and Polygonal Research Corporation, a Delaware corporation ("Polygonal"), with respect to the following facts:


                                    RECITALS

         A. This Agreement hereby supercedes and replaces the Plan of Reorganization and Exchange Agreement made and entered into as of March 26, 1999 by and between Zeros & Ones, Inc. ("ZOI"), Holtz, Butler-Smith, and Polygonal.

         B. Holtz and Butler-Smith own 100% of the total issued and outstanding capital stock of Polygonal.

         C. Polygonal is engaged in the business of developing an image compression technology called Dynamic Polygonal Compression ("DPC"), and manufacturing products that utilize the DPC engine.

         D. CLMI is a public reporting company trading on the OTC Bulletin Board. CLMI was incorporated for the purpose of engaging in any lawful business.

         E. CLMI desires to acquire 100% of the total issued and outstanding stock of Polygonal in exchange for a total of 600,000 shares of the Common Stock of CLMI, to be issued 300,000 shares to Holtz and 300,000 shares to Butler-Smith in accordance with this Agreement.

         F. The plan of reorganization evidenced by this Agreement is intended to be a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. It is part of an overall tax free plan of reorganization pursuant to which CLMI is also acquiring 100% of the assets of ZOI and 100% of the total issued and outstanding stock of Quantum Arts, Inc., Wood Ranch Technology Group, Inc., Kidvision, Inc. EKO Corporation, and Pillar West Entertainment, Inc.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency to which are hereby acknowledged by the parties to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:

1.       Exchange of Equity Interests
         ----------------------------

         In consideration for the issuance of a total of 600,000 shares of the Common Stock, par value $.001 per share, of CLMI to Holtz and Butler-Smith, and the other covenants of CLMI in this Agreement, Holtz and Butler-Smith hereby agree to convey to CLMI all of Holtz' and Butler-Smith's capital stock and right, title and interest in and to Polygonal, effective as of the date first above written.

2.       Closing and Further Acts
         ------------------------

         The closing of the exchange (the "Closing") will occur as soon practicable after the execution of this Agreement by all parties hereto, but not later than July 1, 1999 (the "Closing Date"). At the Closing, Holtz and Butler-Smith will tender to CLMI certificates and any other documents evidencing 100% of Holtz' and Butler-Smith's ownership in Polygonal, and CLMI will deliver to Holtz and Butler-Smith each a stock certificate evidencing 300,000 shares of the Common Stock, par value $.001 per share, of CLMI being issued to Holtz and Butler-Smith pursuant to this Agreement. All parties to this Agreement hereby agree to execute all other documents and take all other action which are reasonably necessary or appropriate in order to effect all of the transactions contemplated by this Agreement.

3.       Covenants of CLMI
         -----------------

         3.1      Management of CLMI and Polygonal After Closing.
                  ----------------------------------------------

         After the Closing, Holtz will be a director of CLMI and a director of Polygonal, and Butler-Smith will be a director of CLMI and the President and Chairman of the Board of Directors of Polygonal. CLMI agrees that for the first year after the Closing, Polygonal will have a Board of Directors consisting of three to five members, one of which will be Butler-Smith, one of which will be Holtz or another person designated by Holtz, and the other one or more of whom will be mutually agreed upon by Holtz and Butler-Smith.

         3.2      Percentage Ownership in CLMI.
                  ----------------------------

     After the Closing and after the acquisition by CLMI of 100% of the assets of ZOI and 100% of the outstanding stock of Polygonal Research Corporation, EKO Corporation, Kidvision, Inc., Wood Ranch Technology Corporation, and Pillar West Entertainment, Inc., CLMI will have a total of 7,000,000 shares of its Common Stock outstanding, and 320,000 warrants to purchase an additional 320,000 shares of CLMI's Common Stock for a purchase price of $3.00 per share for a period of three years from the date of issue of the Warrants, which is expected to occur on or about July 1, 1999. CLMI will have no other equity securities or securities convertible into equity securities of CLMI outstanding on the Closing Date.

4.       Representations and Warranties of Polygonal, Holtz and Butler-Smith.
         -------------------------------------------------------------------

         Polygonal, Holtz and Butler-Smith represent and warrant to CLMI as follows:

         4.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         Polygonal, Holtz and Butler-Smith have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by them has been duly authorized by all necessary action on their part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of Polygonal, Holtz and Butler-Smith.

         4.2      Subsidiaries.
                  ------------

         There is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which Polygonal directly or indirectly controls or in which Polygonal directly or indirectly owns any equity or other interest.

         4.3      Good Standing.
                  -------------

         Polygonal (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         4.4      Charter Documents and Corporate Records.
                  ---------------------------------------

         Polygonal has delivered to CLMI complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of Polygonal, including all amendments thereto, (ii) the stock records of

Polygonal, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of Polygonal. Polygonal is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of Polygonal that are not fully reflected in the appropriate minute books or other written records of Polygonal.

         4.5      Capitalization.
                  --------------

         The authorized capital stock of Polygonal consists of fifteen hundred (1,500) shares of common stock, no par value per share, of which 1,500 shares are issued and outstanding. All of the outstanding shares of the capital stock of Polygonal are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. There are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of Polygonal, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of Polygonal, or (iii) contracts or arrangements under which Polygonal is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         4.6      Financial Statements.
                  --------------------

         Polygonal has delivered to CLMI the following financial statements (the "Polygonal Financial Statements"): the unaudited balance sheet of Polygonal as of December 31, 1998 (the "December 31, 1998 Balance Sheet"). Except as stated therein or in the notes thereto, the Polygonal Financial Statements: (a) present fairly the financial position of Polygonal as of the respective dates thereof; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         4.7      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to CLMI in writing in Exhibit A to this Agreement, since December 31, 1998:

                  (a) There has not been any material adverse change in the business, condition, assets, operations or prospects of Polygonal and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of Polygonal.

                  (b) Polygonal has not (i) declared, set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

                  (c) Polygonal has not sold or otherwise issued any shares of capital stock or any other securities.

                  (d) Polygonal has not amended its articles of incorporation, bylaws or other charter or organizational documents, nor has it effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.

                  (e) Polygonal has not formed any subsidiary or contributed any funds or other assets to any subsidiary.

                  (f) Polygonal has not purchased or otherwise acquired any assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

                  (g) Polygonal has not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding three thousand dollars ($3,000), and the total amount of the capital expenditures made by Polygonal has not exceeded ten thousand dollars ($10,000).

                  (h) Polygonal has not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

                  (i) There has not been any loss, damage or destruction to any of the properties or assets of Polygonal (whether or not covered by insurance).

                  (j) Polygonal has not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one hundred dollars ($100) singly and less than one thousand dollars ($1,000) in the aggregate.

                  (k) Polygonal has not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

                  (l) Polygonal has not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

                  (m) Polygonal has not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to Polygonal which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

                  (n) Polygonal has not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as "accounts receivables."

                  (o) Polygonal has not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of Polygonal.

                  (p) No contract or other instrument to which Polygonal is or was a party or by which Polygonal or any of Polygonal's assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

                  (q) Polygonal has not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected in the December 31, 1998 Balance Sheet or have been incurred since December 31, 1998 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

                  (r) Polygonal has not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

                  (s) Polygonal has not changed its methods of accounting or its accounting practices in any respect.

                  (t) Polygonal has not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

                  (u) Polygonal has not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through (t) of this Section 4.7.

         4.8      Absence of Undisclosed Liabilities.
                  ----------------------------------

         Polygonal has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the December 31, 1998 Balance Sheet, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         4.9      Contracts.
                  ---------

         Polygonal has delivered to CLMI complete and correct copies of all of the contracts and other instruments including all amendment hereto. All of such contracts and other instruments are valid and in full force and effect, and are enforceable in accordance with their terms. There is no existing default by any person under any of said contracts or other instruments, and there exists no condition or set of circumstance which, with notice or lapse of time or both, would constitute such a default.

         4.10     Title to Personal Property.
                  --------------------------

         Polygonal has good, valid and marketable title to all of its personal property (both tangible and intangible) and interests therein, including without limitation all of the personal property reflected in the December 31, 1998 Balance Sheet. All of such personal property and interests therein are owned free and clear of any liens, pledges, security interests, claims, equities, options, charges, encumbrances or restrictions.

         4.11     Tax Matters.
                  -----------

         All federal, state, local and foreign tax returns required to be filed by Polygonal have been properly prepared and duly filed, and all taxes required to be paid by, or claimed by any federal, state, local or foreign taxing authority to be payable by, the Company have been paid in full. The provisions for taxes reflected in the December 31, 1998 Balance Sheet are adequate for all taxes payable with respect to the period prior to December 31, 1998. There is no
(i) pending audit or examination of Polygonal (or of any of the tax returns thereof) being conducted by any federal, state, local or foreign taxing authority, (ii) pending or threatened claim or dispute relating to the payment of any taxes by Polygonal, (iii) basis upon which any federal, state, local or foreign taxing authority may make any claim for the payment of additional taxes by Polygonal, or (iv) outstanding agreement or waiver extending the statutory limitations period applicable to the payment of any taxes by Polygonal.

         4.12.    Compliance With Laws; Licenses and Permits.
                  ------------------------------------------

          Polygonal, to its knowledge, is not in violation of, nor has it failed to conduct its business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. Polygonal has delivered to CLMI complete and correct copies of all of the licenses, permits, authorizations and franchises to which Polygonal is subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and
franchises  constitute  all  of  the  licenses,   permits,   authorizations  and
franchises necessary to permit Polygonal to conduct its business in the manner in which it is now being conducted, and Polygonal is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

         4.13.    Title to Holtz and Butler-Smith's Stock.
                  ---------------------------------------

         Holtz and Butler-Smith have good, valid and marketable title to all of Holtz and Butler-Smith's stock in Polygonal, and can convey good title to said stock to CLMI free and clear of any liens, claims, encumbrances or security interests.

         4.14.    Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to Polygonal's knowledge, threatened against or with respect to Polygonal which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of Polygonal, or (ii) challenges or would challenge any of the actions required to be taken by the Polygonal under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         4.15     Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of Polygonal; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of Polygonal; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which Polygonal, Holtz or Butler-Smith is a party or by which Polygonal or any of its assets or Holtz or Butler-Smith is bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of Polygonal; (v) result in the loss of any license or other contractual right of Polygonal; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of Polygonal; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of Polygonal or on Holtz and Butler-Smith's stock in Polygonal; (viii) result in the reassessment or revaluation of any property of Polygonal or by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject Polygonal to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Polygonal or any of its assets or any of Holtz and Butler-Smith's stock in Polygonal is subject.

         4.16.  Approvals.
                ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Polygonal, Holtz or Butler-Smith in connection with the execution, delivery or performance of this Agreement, including the sale to CLMI of the shares of Holtz and Butler-Smith's stock in Polygonal being acquired by CLMI hereunder.

         4.17.    Brokers.
                  -------

         Polygonal has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to Polygonal's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

         4.18.    Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to CLMI by or on behalf of Polygonal, Holtz, or Butler-Smith contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         4.19.    Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of Polygonal, Holtz and Butler-Smith set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

         4.20     Non-Distributive Intent.
                  -----------------------

         The shares of CLMI stock being acquired by Holtz and Butler-Smith pursuant to this Agreement are not being acquired by Holtz and Butler-Smith with a view to the public distribution of them. Holtz and Butler-Smith acknowledge and agree that the CLMI stock acquired by them pursuant to this Agreement has not been registered or qualified under federal or state securities laws, and may not be sold, conveyed, transferred, assigned or hypothecated without being registered under the Securities Act of 1933, as amended, and applicable state law, or in the alternative submission of evidence reasonably satisfactory to CLMI that an exemption from registration is available.

5.       Representations and Warranties of CLMI.
         --------------------------------------

         CLMI represents and warrants to Polygonal, Holtz and Butler-Smith as follows:

         5.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         CLMI has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CLMI has been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of CLMI.

         5.2      Good Standing.
                  -------------

         CLMI (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         5.3      Charter Documents and Corporate Records.
                  ---------------------------------------

         CLMI has delivered to Holtz, Butler-Smith and Polygonal complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of CLMI, including all amendments thereto, (ii) the stock records of CLMI, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of CLMI. CLMI is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of CLMI that are not fully reflected in the appropriate minute books or other written records of the Company.

         5.4      Capitalization.

         The authorized capital stock of CLMI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 7,000,000 shares will be issued and outstanding as indicated in Section 3.2 of this Agreement, and 2,000,000 shares of preferred stock par value $.001 per share, none of which is issued and outstanding. All of the outstanding shares of the capital stock of CLMI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Section 3.2 or pursuant to Section
5.5 or elsewhere in this Agreement, there are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of CLMI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of CLMI, or (iii) contracts or arrangements under which CLMI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         5.5      Financial Statements.
                  --------------------

         CLMI has delivered to Holtz, Butler-Smith and Polygonal the following financial statements (the "CLMI Financial Statements"): (i) the balance sheet of CLMI as of December 31, 1998; and (ii) the statements of income and retained earnings, stockholders' equity and changes in financial position of CLMI for the year ended December 31, 1998; and (iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the CLMI Financial Statements:
(a) present fairly the financial position of CLMI as of the respective dates thereof and the results of operations and changes in financial position of CLMI for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         5.6      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to Holtz, Butler-Smith or Polygonal in writing in Exhibit A to this Agreement, since December 31, 1998, there has not been any material adverse change in the business, condition, assets, operations or prospects of CLMI and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of CLMI.

         5.7      Absence of Undisclosed Liabilities.
                  ----------------------------------

         CLMI has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the December 31, 1998 Balance Sheet, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         5.8      Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to CLMI's knowledge, threatened against or with respect to CLMI which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of CLMI, or (ii) challenges or would challenge any of the actions required to be taken by CLMI under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         5.9      Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of CLMI; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of CLMI; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which CLMI is a party or by which CLMI or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of CLMI; (v) result in the loss of any license or other contractual right of CLMI; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of CLMI; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of CLMI; (viii) result in the reassessment or revaluation of any property of CLMI by any taxing authority or other governmental authority;
(ix) result in the imposition of, or subject CLMI to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which CLMI or any of its assets is subject.

         5.10     Approvals.
                  ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by CLMI in connection with the execution, delivery or performance of this Agreement.

         5.11     Brokers.
                  -------

         CLMI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to CLMI's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

         5.12     Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to Holtz, Butler-Smith or Polygonal by or on behalf of CLMI contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         5.13     Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of CLMI set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

6.       Injunctive Relief
         -----------------

         6.1.  Damages Inadequate.
               ------------------

         Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

         6.2.  Injunctive Relief.
               -----------------

     It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

7.       Waivers.
         -------

         If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

8.       Successors and Assigns.
         ----------------------

         Each covenant and  representation  of this Agreement shall inure to the
benefit  of  and  be  binding   upon  each  of  the  parties,   their   personal
representatives, assigns and other successors in interest.

9.       Entire and Sole Agreement.
         -------------------------

         This Agreement supercedes and replaces the Plan of Reorganization and Exchange Agreement made and entered into on March 26, 1999 by and between ZOI, Holtz, Butler-Smith, and Polygonal. This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced.

10.      Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of Los Angeles, State of California.

11.      Counterparts.
         ------------

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

12.      Attorneys' Fees and Costs.
         -------------------------

         In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

13.      Assignment.
         ----------

         This Agreement shall not be assignable by any party without prior written consent of the other parties.

14.      Remedies.
         --------

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

15.      Section Headings.
         ----------------

          The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

16.      Severability.
         ------------

          In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

17.      Notices.
         -------

         Each notice or other communication hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto);

                  If to ZOI:
                  ---------

                  Zeros & Ones, Inc.
                  16861 Ventura Boulevard, Suite 205
                  Encino, California 91436
                  Attention: Robert Holtz, President
                  Telephone: (805) 677-1561
                  Facsimile:   (818) 380-0258


                  If to CLMI:
                  ----------

                  Commercial Labor Management, Inc.
                  c/o Richardson & Associates
                  1299 Ocean Avenue, Suite 900
                  Santa Monica, California 90401
                  Telephone: (310) 393-9992
                  Facsimile:   (310) 393-2004


                  If to Polygonal, Holtz or Butler-Smith:
                  --------------------------------------

                  Bernie Butler-Smith or Robert Holtz
                  Polygonal Research Corporation
                  16861 Ventura Boulevard, Suite 205
                  Encino, California 91436
                  Telephone: (805) 677-1561
                   Facsimile: (818) 380-0258

18.      Publicity.
         ---------

         No press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement shall be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

CLMI:                                       COMMERCIAL LABOR MANAGEMENT, INC.


                                            By: --------------------------------
                                                     Edward L. Torres, President


ZOI:                                        ZEROS & ONES, INC.


                                            By: --------------------------------
                                                     Robert Holtz, President


Holtz:                                      By: --------------------------------
                                                     Robert Holtz


Butler-Smith                                By: --------------------------------
                                                     Bernie Butler-Smith



Polygonal:                                  Polygonal Research Corporation


                                            By: --------------------------------
                                                     Robert Holtz, President

                                    EXHIBIT A


                                MATERIAL CHANGES



None.